UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 10, 2022

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company's shareholders voted on three proposals at the Company's annual shareholder meeting on June 10, 2022. The final voting results are provided below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Company's Board of Directors by the holders of the Company's common stock and Series A Preferred Stock, voting together as one class:

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Callahan	21,204,838	1,622,851	153,693	3,443,632
Kimberly D. Campos	20,584,138	2,365,607	31,637	3,443,632
Stephen J. Donaghy	22,136,396	813,867	31,119	3,443,632
Sean P. Downes	20,970,032	1,981,123	30,227	3,443,632
Marlene M. Gordon	21,696,078	1,250,917	34,387	3,443,632
Francis X. McCahill	22,439,040	506,856	35,486	3,443,632
Richard D. Peterson	22,316,025	629,758	35,599	3,443,632
Michael A. Pietrangelo	21,444,550	1,501,362	35,470	3,443,632
Ozzie A. Schindler	22,122,825	823,460	35,097	3,443,632
Jon W. Springer	19,149,105	3,798,600	33,677	3,443,632
Joel M. Wilentz, M.D.	21,380,794	1,568,095	32,493	3,443,632

Proposal No. 2: The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers during the year ended December 31, 2021.

For:	21,209,841
Against:	1,671,106
Abstain:	100,436
Broker Non-Votes:	3,443,632

Proposal No. 3: The shareholders ratified the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

For:	25,818,655
Against:	409,853
Abstain:	196,507

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer